SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

OCTOBER 26, 2001

(Date of Earliest Event Reported)

THE BOEING COMPANY

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-442	91-0425694

(Commission File Number)	(IRS Employer Identification No.)

100 NORTH RIVERSIDE
CHICAGO, IL 60606-1596

(Address of Principal Executive Offices)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS.
SIGNATURES

Item 5. OTHER EVENTS.

         On October 26, 2001 the Department of Defense announced that an international team led by Lockheed Martin had been selected over a team led by The Boeing Company to build the Joint Strike Fighter (JSF), a stealthy, supersonic, military fighter designed for the U.S. Air Force, Navy and Marine Corps, as well as the U.K. Royal Air Force and Royal Navy.

         The decision will not have a material impact on The Boeing Company’s 2001 financial outlook. For 2002, overall revenues will be lowered by an estimated $1 billion, to approximately $55 billion. The Company’s remaining financial guidance for 2002 remains unchanged by this event.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: October 30, 2001

THE BOEING COMPANY

By: /s/ James A. Bell James A. Bell Vice President Finance and Corporate Controller